EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
DigitalFX International, Inc.
     (formerly Qorus.com Inc.)


         We hereby consent to the inclusion in the foregoing Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated June 15, 2006 relating to the consolidated financial statements of DigitalFX International, Inc. (formerly Qorus.com Inc.) and Subsidiary as of December 31, 2005 and for the years ended December 31, 2005 and 2004. We also consent to the reference to our Firm under the caption "Experts."


/s/ WEINBERG & COMPANY, P.A.
----------------------------
WEINBERG & COMPANY, P.A.
Certified Public Accountants


Los Angeles, California
October 4, 2006